Exhibit 10.2
REVISIONS TO COMPENSATORY ARRANGEMENTS OF DIRECTORS
The compensation committee of the board of directors of RadiSys Corporation approved non-employee director compensation, effective as of April 1, 2010, as follows:

Director annual retainer	$31,000
Chairman of the Board annual retainer	$66,000
Audit Committee Chairman	$17,000
Compensation and Development Committee Chairman	$10,000
Nominating and Governance Committee Chairman	$8,000
Compensation and Development Committee membership	$5,000
Nominating and Governance Committee membership	$4,000
Audit Committee membership	$7,500